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                               EXHIBIT 23.1


                        CONSENT OF CURTIS & VACCARO

  We hereby consent to the use of our name in the Registration Statement on Form S-8 of InVitro International, Commission File No. 33-47535 [filed on May 1, 1992 covering its 1988 Incentive Stock Option Plan, its 1991 Stock Option Plan and shares of common stock covered by such Plans], as amended by the incorporation by reference therein of the Report on Form 10-KSB of InVitro International for the fiscal year ended September 30, 1996, and to the filing of our opinion dated April 28, 1992 as Exhibit 5.1 to such Registration Statement dated May 1, 1992.

  We hereby consent to the use of our name in the Registration Statement on Form S-8 of InVitro International, Commission File No. 33-65640 [filed on July 6, 1993 covering its 1992 Stock Option Plan and shares of common stock covered by such Plan], as amended by the incorporation by reference therein of the Report on Form 10-KSB of InVitro International for the fiscal year ended September 30, 1996, and to the filing of our opinion dated June 30, 1993 as
Exhibit 5.1 to such Registration Statement dated July 6, 1993.

Laguna Hills, California
December 15, 1996

                                   CURTIS & VACCARO


                                   By: /s/  William M. Curtis
                                       -----------------------------
                                       William M. Curtis, Of Counsel